        CODE OF BUSINESS CONDUCT AND ETHICS  (excerpt from EMPLOYEE HANDBOOK)    DECEMBER 2019

Code of Business Conduct and Ethics    INTRODUCTION  The Board of Directors of Apyx Medical Corporation (“Apyx” or the “Company”) has adopted this Code of  Business Conduct and Ethics (the "Code") in order to:   promote honest and ethical conduct, including the ethical handling of actual or apparent conflicts  of interest;   promote full, fair, accurate, timely and understandable disclosure in reports and documents that  the Company files with, or submits to, the Securities and Exchange Commission (the "SEC") and  in other public communications made by the Company;   promote compliance with applicable governmental laws, rules and regulations;   promote the protection of Company assets, including corporate opportunities and confidential  information;   promote fair dealing practices;   deter wrongdoing; and   ensure accountability for adherence to the Code.     This Code covers multiple business practices and procedures.  It should be noted that it is not possible to  include every issue that may arise; however, it attempts to set basic principles of ethics and conduct in an  effort to guide all employees, officers and directors of the Company.  The Code should be provided to and  followed by all of Apyx’s employees, officers, directors, legal counsel and consultants.    The Company is committed to maintain the highest standards of ethical conduct.  This Code clearly reflects  practices and principles of behavior that support the standards of conduct.    SAFETY AND ENVIRONMENT   Safety is always a primary goal. All employees must strive to ensure that the operations of the company  are conducted in a safe manner and that all corporate safety rules and practices are adhered to in the  workplace. Any violations or unsafe conditions should be promptly brought to a supervisor's attention. In  addition, employees must be committed to adhering to the law and taking all reasonable steps to preserve  and enhance the laws of public health and safety.     PROTECTION AND PROPER USE OF COMPANY ASSETS   All employees, officers and directors must protect Apyx 's assets and ensure their efficient use. Such assets  include without limitation, intellectual property such as the Company's trademarks, patents, copyrights,  confidential information including sales and other data, manufacturing processes and formulae, ideas,  plans and strategies. Theft and waste have a direct impact on our profitability and company assets should  be used only for legitimate business purposes. Any misuse or infringement of assets should be reported  to the Chief Financial Officer or the Chief Executive Officer.     HONEST AND ETHICAL CONDUCT  The Company's policy is to promote high standards of integrity by conducting its affairs honestly and  ethically.    Each director, officer and employee must act with integrity and observe the highest ethical standards of  business  conduct  in  his  or  her  dealings  with  the  Company's  customers,  suppliers,  partners,  service  Excerpt from Apyx Medical Corporation’s Employee Handbook  1

providers, competitors, employees and anyone else with whom he or she has contact in the course of  performing his or her job.    COMPLIANCE WITH APPLICABLE LAWS  All employees, officers and directors of the Company must be in compliance with the laws, rules and  regulations of the United States and the countries in which Apyx operates.    The payment or receipt of Kickbacks, bribes or other illegal compensation are strictly prohibited and must  not be paid or accepted by any individual employed by or representing Apyx in any capacity.    CONFIDENTIALITY  Employees, officers and directors must maintain the confidentiality of all information entrusted to them  by Apyx, our customers, sales brokers, or suppliers, or others with whom we may conduct business, except  when disclosure of information is specifically authorized by an executive of Apyx or required as a matter  of law.    Confidential information includes any information that has not been made available to the public that  provides knowledge of our current or anticipated business activities.  It also includes important nonpublic  information about firms with which we have dealings, including customers, sales brokers and suppliers.   You should not share confidential information with friends, relatives or other non‐employees, or discuss  any  confidential  matters  in  public  places,  such  as  elevators,  transportation  (including  airplanes)  or  restaurants.    PROHIBITION AGAINST INSIDER TRADING  Officers and directors who have knowledge of material nonpublic information about Apyx are prohibited  from  buying,  selling  or  otherwise  trading  in  the  Company’s  stock.  “Material  nonpublic”  information  includes any information, positive or negative that has not yet been made available or disclosed to the  public and that might be of significance to an investor.    Such insiders also are prohibited from giving “tips” on material nonpublic information, that is directly or  indirectly of such information to any other person, including but not limited to family members, other  relatives  and  friends.  Furthermore,  if,  in  due  course  of  your  service  you  acquire  material  nonpublic  information about another company, such as our customers or suppliers, you are restricted from trading  in the securities of the other company.  Such “insider trading” is illegal, with criminal and civil penalties.    INSIDER TRADING   There are currently (according to the Securities and Exchange Commission) two types of insider trading:  legal and illegal.    Illegal Insider Trading  Illegal insider trading is the buying or selling of a security by insiders who possess “material” non‐public  information.  A director, officer, employee, consultant or etc. who acts on non‐public favorable or non‐ favorable information is in clear breach of their fiduciary duty.    It should be noted that it is a misconception that only directors and upper management can be convicted  of insider trading.  The law, including SEC Rule 10b5‐1, is clear in stating that anybody who has material  and non‐public information can commit such an act.  To clarify, this prohibition also covers brokers, family,  friends, employees and consultants.  Excerpt from Apyx Medical Corporation’s Employee Handbook  2

  The following are examples of illegal trading:   Knowledge of financial results prior to release to the public   Loss of a large contract prior to release of information to the public   A company plans to register additional shares which would result in a dilution of its outstanding  shares   Negotiation and entering into a large contract prior to release of information to the public   Notice of FDA approval of a Company product prior to release of information to the public     These are only examples and each case would be examined on a case‐by‐case basis.    An individual who does not make the trade but provides material non‐public information to an outsider  who makes a trade can be caught as a “tipster”.  The tipster can also be found liable.    Legal Insider Trading  Insiders legally buy and sell company stock; their trading is restricted and illegal only at certain times and  under certain conditions.  Insiders are required to report their transactions to the SEC often electronically  (although not required to be filed electronically).    The  law  of  insider  trading  can  be  summarized  by  stating  that  stock  market  transactions  made  with  knowledge of material nonpublic information about corporate activity is illegal and the SEC regards it as  unfair to investors who are not privy to such information.  The SEC and the United States Attorney’s Office  have  the  authority  and  responsibility  to  prosecute  cases  of  illegal  insider  trading,  both  civilly  and  criminally.    Insider Trading Policy    The Company’s Insider Trading Policy provides guidelines to all employees and officers of Apyx Medical  Corporation as well as members of the Company’s Board of Directors (the “Directors”) with  respect to  transactions in the Company’s securities, and codifies the Company’s standards on trading and enabling  the  trading  of  securities  of  the  Company  or  other  publicly‐traded  companies  while  in  possession  of  material non‐public information.    The Policy applies to Directors, officers and employees of the Company (“Insiders”), and is divided into  two parts:  • Part  I  applies  to  all  Insiders,  and  prohibits  trading  in  the  Company’s  and  other  companies’  securities in certain circumstances; and  • Part II applies to Directors and certain officers and employees of the Company who typically have  access to financial and other highly sensitive information regarding the Company’s business and  imposes  additional  restrictions  on  those  individuals  with  respect  to  trading  in  the  Company’s  securities.    Exceptions for Certain Transactions  This Policy does not apply to all transactions involving the Company’s securities. The following exceptions  are intended to facilitate several common types of transactions.  • Stock Option Exercises. This Policy does not apply to the mere exercise of a stock option for cash  under the Company’s stock option plans. This Policy does apply, however, to:  Excerpt from Apyx Medical Corporation’s Employee Handbook  3

• Any sale of stock as part of a broker‐assisted “cashless” exercise of an option (i.e., any market sale  for the purpose of generating the cash needed to pay the exercise price of an option); and  • Any sale of shares of Company stock received upon exercise of an option.  • Net Settlement upon Vesting of Restricted Stock. This Policy does not apply to a surrender of  shares to the Company or the retention and withholding from delivery to the applicable Insider  of shares by the Company (i.e., a so‐called “net settlement”) upon vesting of restricted stock in  satisfaction of any tax withholding obligations in a manner permitted by the applicable equity  award agreement or the Company plan pursuant to which the restricted stock was granted.  • Employee  Stock  Purchase  Plan.  This  Policy  does  not  apply  to  (i)  an  employee’s  election  to  participate in, or increase his or her participation in, the Company’s employee stock purchase  plan, (ii) purchases of Company stock in the plan resulting from periodic contributions of money  to the plan pursuant to the elections made at the time of enrollment in the plan, or (iii) purchases  of  Company  stock  resulting  from  lump  sum  contributions  to  the  plan,  provided  that  the  participant  elected  to  participate  by  lump‐sum  payment  at  the  beginning  of  the  applicable  enrollment  period.  However,  this  Policy  does  apply  to  a  participant’s  sale  of  Company  stock  purchased under the plan.    PART I – INSIDER TRADING PROHIBITION    Insider Trading Prohibition applies to all Directors, Officers and Employees of the Company.    Insider  trading  occurs  when  a  person  in  possession  of  material  and  non‐public  information  obtained  through involvement with the Company (1) uses that information to make decisions to purchase, sell, or  otherwise trade in securities of the Company or another Company, or (2) provides that information to  others outside the Company to enable such trading.    U.S federal law, and the laws of all countries in which the Company operates, prohibit insider trading, and  a violation of these laws may cause reputational and financial damage to the Company and the Insiders.    Part  I  of  this  Policy  applies  to  all  Insiders,  and  all  transactions  in  the  Company’s  securities,  including  common or preferred stock, options and warrants to purchase common stock, notes, bonds, convertible  securities and any other debt or equity securities that the Company may issue, as well as to derivative  securities relating to any of the Company’s securities, whether or not issued by the Company.    General Policy: No Trading or Causing Trading While in Possession of Material Non‐public Information  • No Insider may purchase or sell any Company security while in possession of material non‐ public  information about the Company, its customers, suppliers, consultants or other companies with  which the Company has contractual relationships or may be negotiating transactions (the terms  “material” and “non‐public information” are defined in Part I, Section 4(a) and (b) below).  • No  Insider  who  knows  of  any  material  non‐public  information  about  the  Company  may  communicate that information to any other person, including family and friends.  • In addition, no Insider may purchase or sell any security of any other Company, whether or not  issued  by  the  Company,  while  in  possession  of  material  non‐public  information  about  that  Company that was obtained in the course of his or her involvement with the Company. No Insider  who knows of any such material non‐public information may communicate that information to  any other person, including, but not limited to, family and friends.  • For compliance purposes, no Insider should ever trade, tip or recommend securities (or otherwise  cause the purchase or sale of securities) while in possession of information that the Insider has  Excerpt from Apyx Medical Corporation’s Employee Handbook  4 reason to believe is material and non‐public unless the Insider first consults with, and obtains the  advance approval of, the Compliance Officer (which is defined in Part I, Section 4(c) below).    Other Prohibited Transactions  The Company considers it improper and inappropriate for Insiders to engage in short‐term or speculative  transactions in the Company’s securities or in other transactions that may lead to inadvertent violations  of the insider trading laws. Accordingly, trading in the Company’s securities by Insiders is subject to the  following additional restrictions:  • Short sales. No Insider may sell the Company’s securities short (sale of stock that the seller does  not own or a sale that is completed by delivery of borrowed stock). Note that in addition to this  Policy,  Section  16(c)  of  the  Exchange  Act  prohibits  Section  16  Officers  and  Directors  of  the  Company from engaging in short sales.  • Options trading. No Insider may buy or sell puts or calls or other derivative securities on the  Company’s securities.  • Trading on margin; Pledging. No Insider may hold Company securities in a margin account or  pledge Company securities as collateral for a loan.  • Hedging. No Insider may enter into hedging, monetization transactions, or similar arrangements  with respect to Company securities.    Definition – Materiality  Insider trading restrictions come into play only if the information that a director, officer or employee of  the  Company  possess  is  “material.”  Information  is  generally  regarded  as  “material”  if  it  has  market  significance, that is, if its public dissemination is likely to affect the market price of securities, or if it  otherwise is information that a reasonable investor would want to know before making an investment  decision.  Information  dealing  with  the  following  subjects  is  reasonably  likely  to  be  found  material  in  particular situations:  • significant changes in the Company’s prospects;  • financial results, projections of future earnings or losses;  • significant write‐downs in assets;  • the timelines or the results of preclinical studies or clinical trials;  • scientific,  medical  or  financial  data  relating  to  the  Company’s  products  or  products  under  development;  • developments regarding significant litigation or government agency investigations;  • impending bankruptcy or liquidity problems;  • changes in earnings estimates or unusual gains or losses in major operations;  • major changes in management;  • a determination to declare a dividend;  • extraordinary borrowings;  • entry into or modification or termination of a significant contract;  • proposals, plans or agreements, even if preliminary in nature, involving mergers, acquisitions or  tender  offer,  divestitures,  recapitalizations,  strategic  alliances,  licensing  arrangements,  or  purchases or sales of substantial assets; and  • public offerings; and  • actions of regulatory and health agencies, particularly the U.S. Food and Drug Administration.    Material information is not limited to historical facts, but may also include projections and forecasts. With  respect to a future event, such as a merger or acquisition or development of a new product, the point at  which negotiations or new product development plans are determined to be material is determined by  Excerpt from Apyx Medical Corporation’s Employee Handbook  5 balancing the probability that the event will occur against the magnitude of the effect the event would  have on a Company’s operations or stock price should it occur. Thus, information concerning an event  that would have a large effect on stock price, such as a merger, may be material even if the possibility that  the event will occur is relatively small. When in doubt about whether particular non‐public information is  material, presume it is material.    Keep in mind that materiality is judged in hindsight, and while a development may not seem material at  the time, if following its announcement to the public, the Company’s stock price increases or decreases,  a plaintiff’s lawyer or the United States Securities and Exchange Commission (“SEC”) will use this fact to  demonstrate materiality. If you are unsure whether information is material, you should consult with the  Compliance Officer before making any decision to disclose such information (other than to persons who  need to know it) or to trade in or recommend securities to which that information relates.    Definition ‐ Non‐public Information  Insider trading prohibitions come into play only when you possess information that is material and “non‐ public.” The fact that information has been disclosed to a few members of the public does not make it  public for insider trading purposes. To be “public” the information must have been disseminated in a  manner designed to reach investors generally, and the investors must be given the opportunity to absorb  the information. Even after public disclosure of information about the Company, you must wait until the  close of business on the second trading day after the information was publicly disclosed before you can  treat the information as public.    As with questions of materiality, if you are not sure whether information is considered public,   you should  either consult with the Compliance Officer or assume that the information is “non‐public” and treat it as  confidential.    Definition ‐ Compliance Officer  The Company has appointed its Chief Financial Officer as the Compliance Officer for this Policy. The duties  of the Compliance Officer include, but are not limited to, the following:  • assisting with implementation of this Policy;  • circulating this Policy to all Directors, officers and employees of the Company and ensuring that  this Policy is amended as necessary to remain up‐to‐date with insider trading laws;  • notifying Covered Persons (as defined in Part II below) and, if appropriate, other employees of the  Company  of  the  Company’s  imposition  of  a  trading  “blackout”  period  as  described  in  Part  II,  Section 3 below;  • reviewing and approving Approved 10b5‐1 Plans (as defined below) or revisions or amendments  to such Plans, and referring such plans or revisions to such Plans to the Board or a duly appointed  committee  thereof  for  approval  if  required  or  otherwise  appropriate,  as  described  in  Part  II,  Section 3(d) below; and  • pre‐clearing all trading in securities of the Company by all Covered Persons in accordance with  the procedures set forth in Part II, Section 4 below.    In the event that the Compliance Officer is not available or desires to effect a transaction in Company  securities for which pre‐clearance or approval is required under this Policy, the Company’s Outside Legal  Counsel shall serve as the Compliance Officer. In the event that the Compliance Officer is unavailable and  such information is cleared by the Outside Legal Counsel, the Compliance Officer must be informed of  such clearance as soon as possible.    Excerpt from Apyx Medical Corporation’s Employee Handbook  6

Violations of Insider Trading Laws  Penalties  for  trading  on  or  communicating  material  non‐public  information  can  be  severe,  both  for  individuals involved in such unlawful conduct and their employers and supervisors. Penalties may include  jail  terms,  criminal  fines,  civil  penalties  and  civil  enforcement  injunctions.  Given  the  severity  of  the  potential penalties, compliance with this Policy is absolutely mandatory.    A  person  who  tips  others  may  also  be  liable  for  transactions  by  the  tippees  to  whom  he  or  she  has  disclosed material non‐public information. Tippers can be subject to the same penalties and sanctions as  the tippees. The SEC has imposed large penalties even when the tipper did not profit from the transaction.    Individuals  who  violate  this  Policy  may  be  subject  to  disciplinary  action  by  the  Company,  up  to  and  including  dismissal  for  cause.  Any  exceptions  to  the  Policy,  if  permitted,  may  only  be  granted  by  the  Compliance  Officer  in  writing  and  must  be  provided  before  any  activity  contrary  to  the  above  requirements takes place.    PART II – ADDITIONAL RESTRICTIONS FOR COVERED PERSONS    Covered Persons are the individuals described below (collectively, “Covered Persons”):  • Current Directors of the Company and its affiliates;  • “Executive officers” of the Company as described in Rule 3b‐7 under the Securities Exchange Act  of 1934, as amended (“Exchange Act”), and all individuals designated as “officers” of the Company  for purposes of Section 16 under the Exchange Act (“Section 16 Officers”);  • All employees in the accounting, finance, investor relations, and law departments of the Company  and its affiliates;  • Immediate family members (parents, siblings, spouses, children) and household members of each  of the foregoing groups.    The Company’s Compliance Officer may designate additional “Covered Persons” from time to time as  described in Part II, Section 3.    Because Covered Persons are exposed to a wider range of material non‐public information than their  colleagues (e.g., information regarding quarterly results, strategic transactions, or the like), this Policy  includes additional restrictions on transactions by such persons.    BLACKOUT PERIODS    • Persons Covered. All Covered Persons are prohibited from trading in the Company’s securities  during blackout periods. In addition, the Compliance Officer may notify other employees of the  Company  that  they  are  prohibited  from  trading  in  the  Company’s  securities  during  blackout  periods, in which event such notified persons shall also be considered “Covered Persons.”  • Quarterly Blackout Periods. Announcement of quarterly financial results almost always has the  potential to have a material effect on the market for its securities. Therefore, to avoid even the  appearance of trading on the basis of material, non‐public information, and to assist compliance  with insider trading laws, the Company has created the following blackout periods during which  Covered Persons may not trade in the securities of the Company:  o From  December  16  until  the  end  of  the  second  trading  day  following  public  announcement of fourth quarter and year‐end financial results;  Excerpt from Apyx Medical Corporation’s Employee Handbook  7

o From March 16 until the end of the second trading day following public announcement  of first quarter financial results;  o From June 16 until the end of the second trading day following public announcement of  second quarter financial results; and  o From  September  16  until  the  end  of  the  second  trading  day  following  public  announcement of third quarter financial results.  • Other  Blackout  Periods.  From  time  to  time,  other  types  of  material  non‐public  information  regarding the Company (such as negotiation of mergers, acquisitions or dispositions, new product  developments,  clinical  trials,  or  other  material  events)  may  be  pending  and  not  be  publicly  disclosed.  While  such  material  non‐public  information  is  pending,  the  Company  may  impose  special  blackout  periods  during  which  Covered  Persons  are  prohibited  from  trading  in  the  Company’s securities.    Approved Rule 10b5‐1 Plans  These trading restrictions do not apply to transactions by Covered Persons under a pre‐existing written  plan, contract, instruction or arrangement under Exchange Act Rule 10b5‐1 (“Approved 10b5‐1 Plan”)  that:  • has been reviewed and approved at least thirty days in advance of any trades thereunder by the  Compliance Officer (or, if an Approved 10b5‐1 plan is to be revised or amended, such revision or  amendment has been reviewed and approved by the Compliance Officer at least thirty days in  advance of any subsequent trades);  • was entered into in good faith by the Covered Person outside a Blackout Period and at a time  when he or she was not in possession of material non‐public information about the Company; and  • gives a third party the authority to execute such purchases and sales, outside the control of the  applicable officer, Director or employee, providing such third party does not possess any material  non‐public information about the Company, or explicitly specifies the security or securities to be  purchased  or  sold,  the  number  of  shares,  the  prices  and/or  dates  of  transactions,  or  other  formula(s) describing such transactions.    Pre‐clearance of Securities Transactions  • Because Covered Persons are likely to obtain material non‐public information on a regular basis,  the Company requires all Covered Persons to obtain a pre‐clearance, even outside a Blackout  Period, from the Compliance Officer for all transactions in the Company’s securities. For trades by  the CFO, pre‐clearance from the Outside Legal Counsel is required.  • These procedures also apply to transactions by such person’s spouse, other persons living in such  person’s household and minor children and to transactions by entities over which such person  exercises control.  • Unless revoked, a grant of permission will normally remain valid until the close of trading five days  following the day on which it was granted. If the transaction does not occur during the five‐day  period, pre‐clearance of the transaction must be re‐requested.  • Pre‐clearance is not required for purchases and sales of securities under an Approved 10b5‐1 Plan.  With respect to any purchase or sale under an Approved 10b5‐1 Plan, the third party effecting  transactions on behalf of the applicable Covered Person should be instructed to send duplicate  confirmations of all such transactions to the Compliance Officer. In addition, pre‐clearance is not  required  for  stock  option  exercises  and  net  issuances  of  restricted  stock  under  the  limited  circumstances described in the introduction to this Policy.       Excerpt from Apyx Medical Corporation’s Employee Handbook  8

Short Term Trading by Covered Persons  Section 16 Officers and Directors who purchase Company securities may not sell any Company securities  of the same class for at least six months after the purchase. This prohibition does not apply to stock option  exercises (whether regular or cashless) and Employee Stock Purchase Plan purchases.    Note that in addition to this Policy, under Section 16(b) of the Exchange Act, any “short‐swing profits”  realized  by  a  Section  16  Officer  or  director  of  the  Company  from  a  “matching”  purchase  and  sale  or  “matching” sale and purchase of Company stock occurring within a six‐month period would be subject to  disgorgement to the Company. Note that under Section 16(b), the highest sale price is matched with the  lowest purchase price in determining profit, and purchases and sales that result in a loss are ignored—  meaning that under these rules, you could be deemed to have a profit to be disgorged even though you  actually  lose  money  on  your  trades  in  the  aggregate.  There  is  an  active  group  of  lawyers  that  track  purchases and sales by Section 16 Officers and Directors for violation of these rules. There is no defense  to a violation of these rules.    FAIR DEALING  All employees, officers, directors and consultants must endeavor to operate fairly and in good faith with  fellow employees and customers.  No individual employed by the Company or representing the Company  shall deliberately attempt to take unfair advantage of anyone.    The Company’s policy is clear:  To select, place and work with every individual in every capacity without discrimination based on race,  national origin, gender, age, religion, disability or any other characteristic protected by law.    CORPORATE OPPORTUNITIES  All  directors,  officers  and  employees  owe  a  duty  to  the  Company  to  advance  its  interests  when  the  opportunity arises. Directors, officers and employees are prohibited from taking for themselves personally  (or for the benefit of friends or family members) opportunities that are discovered through the use of  Company  assets,  property,  information  or  position.  Directors,  officers  and  employees  may  not  use  Company assets, property, information or position for personal gain (including gain of friends or family  members). In addition, no director, officer or employee may compete with the Company.    CONFLICTS OF INTEREST  A conflict of interest occurs when an individual's private interest (or the interest of a member of his or her  family) interferes, or even appears to interfere, with the interests of the Company as a whole. A conflict  of interest can arise when an employee, officer or director (or a member of his or her family) takes actions  or has interests that may make it difficult to perform his or her work for the Company objectively and  effectively. Conflicts of interest also arise when an employee, officer or director (or a member of his or  her family) receives improper personal benefits as a result of his or her position in the Company.    Loans by the Company to, or guarantees by the Company of obligations of, employees or their family  members are of special concern and could constitute improper personal benefits to the recipients of such  loans or guarantees, depending on the facts and circumstances. Loans by the Company to, or guarantees  by the Company of obligations of, any director or officer or their family members are expressly prohibited.    Whether or not a conflict of interest exists or will exist can be unclear. Conflicts of interest should be  avoided unless specifically authorized by the Company.    Excerpt from Apyx Medical Corporation’s Employee Handbook  9

Persons  other  than  directors  and  executive  officers  who  have  questions  about  a  potential  conflict  of  interest or who become aware of an actual or potential conflict should discuss the matter with and seek  a determination and prior authorization or approval from, their immediate supervisor. If the supervisor is  himself or herself involved in the potential or actual conflict, the matter should instead be discussed  directly with the Chief Compliance Officer.    Directors  and  executive  officers  must  seek  determinations  and  prior  authorizations  or  approvals  of  potential conflicts of interest exclusively from the Audit Committee.    MANAGEMENT OVERRIDE CONTROLS  Management can perpetuate financial reporting frauds by overriding established control procedures and  recording unauthorized or inappropriate journal entries or other closing adjustments. The Company seeks  to protect the integrity of its internal control environment by providing employees with the means to  respond  to  coercion  aimed  at  undermining  internal  controls.  Our  internal  control  environment  over  financial reporting has been developed to ensure that controls address:   Significant,  unusual  transactions,  particularly  those  that  result  in  late  or  unusual  journal  entries and/or improper use of suspense accounts;   Journal entries and adjustments made in the period‐end financial reporting process;   Related party transactions;   Improper revenue recognition;   Significant management estimates;   Mitigate incentives for, and pressures on, management to falsify or incorrectly report financial  results; and / or   General company controls which ensure accurate revenue, expenses and liabilities.    The  Company  has  put  in  place  management  override  controls  to  prevent  any  attempt  to  circumvent  internal controls through management override.     To be clear:  The Company’s policy is that all management override of controls is prohibited.     Examples of inappropriate Management Override include, but are not limited to:   Manager  requests  that  a  payment  be  made  to  a  vendor  without  adequate  supporting  documentation;   Manager requests that purchases be made despite the fact that appropriate authorization  has not been obtained;   Accounting  management  requests  that  a  significant  journal  entry  is  made  or  not  made  without basis for his or her decisions or with inadequate documentation;   Significant information technology changes are made without appropriate approval, or by  bypassing the change management process.    Any employee who is directed by a manager or supervisor to depart from a Company policy and believes  that the direction might constitute a violation of the Company’s Code of Business Conduct and Ethics or  has  concerns  about  the  Company’s  accounting  and  internal  controls,  should  report  the  matter  as  a  possible violation of this Code to the Human Resources, Corporate Controller, Chief Financial Officer or  the whistleblower hotline outlined below.    Excerpt from Apyx Medical Corporation’s Employee Handbook  10

If they do not believe it appropriate or are not comfortable approaching Company resources referenced  above about their concerns or complaints, then  they may  contact  the independent  third‐party ethics  hotline  number  at  1‐844‐420‐0044  (Lighthouse  Services)  or  via  website  at  www.lighthouse‐ services.com/apyxmedical.    This  tool  is  also  available  to  any  employee  working  in  any  Apyx  subsidiary  around  the  world.  If  their  concerns  or  complaints  require  confidentiality,  including  keeping  their  identity  anonymous,  then  this  confidentiality will be protected, subject to applicable law, regulation or legal proceedings.    REPORTING ANY ILLEGAL OR UNETHICAL BEHAVIOR   Employees  are  encouraged  to  talk  to  supervisors,  managers  or  other  appropriate  personnel  about  observed illegal or unethical behavior and, when in doubt, about the best course of action in a particular  situation. Employees, Officers and Directors who are concerned that violations of this Code or that other  illegal or unethical conduct by employees, officers or directors of the Company have occurred or may  occur  should  contact  their  supervisor.  If  they  do  not  believe  it  appropriate  or  are  not  comfortable  approaching their supervisor about their concerns or complaints, then they may contact the independent  third‐party  ethics  hotline  number  at  1‐844‐420‐0044  (Lighthouse  Services)  or  via  website  at  www.lighthouse‐services.com/apyxmedical.   If  their  concerns  or  complaints  require  confidentiality,  including  keeping  their  identity  anonymous,  then  this  confidentiality  will  be  protected,  subject  to  applicable law, regulation or legal proceedings.     PUBLIC COMPANY REPORTING   As a public company, it is of critical importance that the Company's public filings be accurate and timely.  Depending on their position with the Company, an employee, Officer or Director may be called upon to  provide  necessary  information  to  assure  that  the  Company's  public  reports  are  complete,  fair  and  understandable. The Company expects employees, Officers and Directors to take this responsibility very  seriously and to provide prompt accurate answers to inquiries related to the Company's public disclosure  requirements. All of the Company's books, records, accounts and financial statements must be properly  maintained.     ACCOUNTING COMPLAINTS   The  Company's  policy  is  to  comply  with  all  applicable  financial  reporting  and  accounting  regulations  applicable  to  the  Company.  If  any  employee,  officer  or  director  of  the  Company  has  concerns  or  complaints regarding questionable accounting or auditing matters of the Company, then he or she is  encouraged to submit those concerns or complaints (anonymously, confidentially or otherwise) to the  Chief Compliance Officer, which will, subject to their duties arising under applicable law, regulations and  legal proceedings, treat such submissions confidentially. If you are not comfortable addressing the matter  internally with the Chief Compliance Officer or you want to escalate the matter, such submissions may be  directed  to  the  attention  of  the  Audit  Committee,  or  any  director  who  is  a  member  of  the  Audit  Committee, at the principal executive offices of the Company.     PROHIBITION ON RETALIATION  The Company does not tolerate acts of retaliation against any director, officer or employee who makes a  good faith report of known or suspected acts of misconduct or other violations of this Code.       Excerpt from Apyx Medical Corporation’s Employee Handbook  11

RELATIONSHIP TO COMPANY POLICIES   This  Code  notes  and  recognizes  the  existence  of  Apyx’s  Corporate  Policies  and  Procedures  Manual’s  policies, including its Anti‐bribery / Anti‐corruption Policy in Section B.6.0 and its Policy on Reporting of  Accounting Concerns in Section B.7.0.    This Code are statements, goals and expectations for good business conduct. The Company's Code is not  intended nor will it supersede any local, state or federal laws.    WAIVERS  Any waiver of this Code for executive officers or directors may be made only by the Board of Directors  and will be promptly disclosed to stockholders as required by law or stock exchange.    Any  questions  about  a  director’s  actual  or  potential  conflict  of  interest  with  the  Company  should  be  brought promptly to the attention of the Audit Committee, which will review the question and determine  an appropriate course of action, including whether consideration or action by the full board is necessary.  Directors involved in any conflict or potential conflict shall excuse themselves from any decisions relating  thereto.  Excerpt from Apyx Medical Corporation’s Employee Handbook  12